Exhibit 99.1

FLEXIBLE SOLUTIONS
COVER AND CONSERVE                 NEWS RELEASE                   Jan. 6th, 2005



            FLEXIBLE SOLUTIONS ANNOUNCES 37% EVAPORATION SAVINGS FROM
                     OWENS LAKE, CALIFORNIA WATERSAVR TRIALS


VICTORIA, BRITISH COLUMBIA, JANUARY 6, 2005 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (AMEX: FSI, FRANKFURT: FXT) FSI, the developer and manufacturer of environmentally safe water conservation and anti-scaling technology, today announced the positive results from evaporation control testing conducted at Owens Lake, California during September and October 2004. A simultaneous toxicity study was performed by McGuire Environmental Consultants Inc of Denver, Colorado to determine if any water quality change occurs as a result of application of WaterSavr to a large body of water.

The evaporation control results were as follow:
 o Evaporation reduction for 2 and 3-day application cycles over September and October were 37% and 30% respectively.
 o Evaporation savings were as high as 54% and as low as 22% on individual days depending on environmental factors.

With respect to the environmental impact testing performed in Colorado the results were as follow:
 o   No effect on odour
 o   No effect on invertebrates
 o   No effect on vertebrates
 o   No anticipated effect on any current drinking water treatment processes
 o   Biodegradability reconfirmed independently

Dan O'Brien, CEO of Flexible Solutions, states, "These excellent results were expected given our previous successes in other trials around the world, however, most significantly, this test was performed in California funded by the Metropolitan Water District of Southern California. This, combined with the definitive toxicity report executed by a highly respected American laboratory and previous NSF, ANSI, CDA and UNEP certification, serves to enhance
Watersavr's position of worldwide product acceptance." (NSF - National Sanitation Foundation; ANSI - American National Standards Institute; CDA -
California Department of Agriculture; UNEP - United Nations' Environmental Program Center.)

ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL

Flexible Solutions International, Inc. (www.flexiblesolutions.com), based in Victoria, British Columbia, is the developer and manufacturer of WaterSavr, the world's first commercially viable water evaporation retardant. FSI is an environmental technology company specializing in energy and water conservation products for drinking water, agriculture, industrial markets and swimming pools throughout the world. WaterSavr reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. HeatSavr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets, also reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40%. The Company's EcoSavr product targets the residential swimming pool market. The Company's NanoChem Solutions, Inc., subsidiary specializes in environmentally friendly, green chemistry, water-soluble products utilizing thermal polyaspartate (TPA) biopolymers. TPA beta-proteins are manufactured from the common biological amino acid, L-aspartic acid.
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SAFE HARBOR PROVISION

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.


                        FLEXIBLE SOLUTIONS INTERNATIONAL
                                   HEAD OFFICE
                615 DISCOVERY STREET, VICTORIA BC V8T 5G4 CANADA

                               Investor Relations

JENS BIERTUMPEL                                                      JASON BLOOM
Tel:  604.682-1799                                            Tel:  250.477.9969
                                                        Toll Free:  800.661.3560
                                                               Fax: 250.477.9912
                                               Email: info@flexiblesolutions.com